UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

ENDEAVOR EMERGING OPPORTUNITIES FUND, LP
(Exact name of registrant as specified in its charter)

Delaware	000-53118	20-8870560
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

 (Address of principal executive offices) (Zip Code)

4647 Saucon Creek Road, Suite 205
Center Valley, PA 18034

Registrant’s telephone number, including area code: (610) 366-3922

Item 8.01 Other Events.

On July 29, 2014, Bridgeton Fund Management, LLC, the General Partner of Endeavor Emerging Opportunities Fund, LP (the “Partnership”), decided to terminate the Partnership and notified the Limited Partners of the plan to liquidate the Partnership as of August 31, 2014.  In connection with the winding up of its affairs, the Partnership intends to file a Form 15 with the U.S. Securities and Exchange Commission (“SEC”) that will terminate the registration of the Partnership’s limited partnership interests under the Securities Exchange Act of 1934 and certify that there are fewer than 300 holders of record of the Partnership’s limited partnership interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2014

ENDEAVOR EMERGING OPPORTUNITIES FUND, LP

By: Bridgeton Fund Management, LLC
Its General Partner

By:/s/Stephen J. Roseme
Stephen J. Roseme
Chief Executive, Principal Executive Officer and
Principal Financial Officer